CODE OF ETHICS

SAVYON TRUST GROUP ,INC

Code of Ethics

Amended as of: July 1st, 2017

SAVYON TRUST GROUP ,INC Code of Ethics

Table of Contents

Introduction	3
Applicability	4
General Standards of Business Conduct	5
Conflicts of Interest	5
Protecting Confidential Information	5
Insider Trading	5
Limitation on Trading DST Stock	6
Excess Trading	6
Gifts and Entertainment	7
Improper Payments or Rebates	8
Service on a Board of Directors/Outside Business Activities	9
Political Contributions	9
Personal Securities Transactions – Restrictions & Reporting Requirements	10
Access Persons	10
Investment Persons	13
Sanctions	17
Compliance and Supervisory Procedures	18
Appendix A – Broker/Dealers with Electronic Feeds (updated , 2017)	21

Appendix B – Sub-Advisers to SAVYON ASSET MANAGEMENT ADVISORY ,LLC . (Updated March 31, 2017)	22
Appendix C – Glossary of Defined Terms*	23

*Capitalized terms not otherwise defined shall have the meaning attributed in Appendix C attached hereto (i.e. Glossary of defined terms)

SAVYON TRUST GROUP ,INC Code of Ethics

Introduction

This Code of Ethics (“Code”) has been adopted by SAVYON TRUST GROUP ,INC Holdings, Inc. and applies to its subsidiaries (collectively referred to herein as “SAVYON TRUST GROUP ,INC”). The Code is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”). By adopting and adhering to a code that meets the applicable requirements under the Advisers Act and 1940 Act, it is intended that SAVYON TRUST GROUP ,INC employees who are deemed to be Access Persons and/or Investment Persons, will not also be subject to duplicative reporting requirements under various other codes for fund companies for which they may serve as an officer or are otherwise deemed to be an Access Person. However, all such persons should check with each company’s Compliance or Legal representatives to confirm their status.

SAVYON TRUST GROUP ,INC and its employees are subject to certain laws, rules and regulations governing personal securities trading, conflicts of interest, treatment of client assets and information, generally prohibiting fraudulent, deceptive or manipulative conduct. The Code is designed to ensure compliance with these. The actual requirements of the Code may vary depending on the employee’s business role of respective subsidiary so care should be taken by each employee to understand how the Code applies to them.

Employees who are also registered with the Financial Industry Regulatory Authority (“FINRA”) as a Registered Representative may have additional requirements and/or restrictions in addition to those described herein. Those Registered Representatives should consult their Written Supervisory Procedures for additional requirements.

SAVYON TRUST GROUP ,INC and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. The Code is designed to reinforce SAVYON TRUST GROUP ,INC’ reputation for integrity by avoiding even the appearance of impropriety in the conduct of our business. This Code was developed to promote the highest standards of behavior and ensure compliance with applicable laws.

Employees are required to report any known violations of the Code to the Chief Compliance Officer of SAVYON TRUST GROUP ,INC Fund Services, Inc. (“AFS CCO”). This includes violations that come to your attention that may have been inadvertent and/or violations that other employees may have committed. The AFS CCO (or a designee) will promptly investigate the matter and take action if needed. There will be no retribution against any employee for making such a report, and every effort will be made to protect the identity of the reporting employee. There may be additional provisions for reporting violations that are covered under applicable policies and employees should make themselves familiar with these policies or consult with AFS’ CCO.

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during their course of employment, and that “ignorance of the law” is not a defense. All SAVYON TRUST GROUP ,INC employees are expected to read the Code carefully and observe and adhere to its guidance at all times. Failure to comply with the provisions of the Code may result in serious sanctions including, but not limited to: disgorgement of profits, termination, personal criminal or civil liability and referral to law enforcement agencies or other regulatory agencies.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of SAVYON TRUST GROUP ,INC in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, they are advised to consult with the AFS CCO. All questions arising in connection with personal securities trading should be resolved in favor of the Client, even at the expense of the interests of employees.

The AFS CCO will periodically report to senior management/board of directors of SAVYON TRUST GROUP ,INC and the respective fund boards where SAVYON TRUST GROUP ,INC serves in the capacity of investment adviser and/or distributor to document compliance or non-compliance with this Code. Each employee is responsible for knowing their responsibilities under the Code.

SAVYON TRUST GROUP ,INC Code of Ethics

Applicability

SAVYON TRUST GROUP ,INC Employees

This Code is applicable to all SAVYON TRUST GROUP ,INC employees. This includes full-time, part-time, benefited and non-benefited, officers, directors, exempt and non-exempt personnel. Additionally, each new employee’s offer letter will include a copy of the Code of Ethics and a statement advising the individual that he/she will be subject to the Code of Ethics if he/she accepts the offer of employment. Employees with access to certain information (as described herein) may also be deemed to be “Access Persons” or “Investment Persons and be subject to additional restrictions, limitations, reporting requirements and other policies and procedures. All SAVYON TRUST GROUP ,INC employees have an obligation to promptly notify the Administrator of the Code of Ethics if there is a change to their duties, responsibilities or title which affects their reporting status under the code. All SAVYON TRUST GROUP ,INC employees have an obligation to promptly notify the Administrator of the Code of Ethics if there is a change to their duties, responsibilities, or title which affects their reporting status under the Code.

Family Members and Related Parties

The Code applies to the Accounts of each employee, his/her spouse or domestic partner, his/her minor children, his/her immediate family members residing in the same household as the employee (e.g. adult children or parents living at home), and any relative, person or entity for whom the employee directs the investments or securities trading.

Contractors and Consultants

SAVYON TRUST GROUP ,INC contractor/consultant/temporary employee contracts may include the Code as an addendum, and each contractor/consultant/temporary employee may be required to sign an acknowledgement that he/she has read the Code and will abide by it. Certain sections might not be applicable.

SAVYON TRUST GROUP ,INC Code of Ethics

General Standards of Business Conduct

All employees are subject to and expected to abide by the Code including, but not limited to, the General Standards of Business Conduct and all reporting requirements outlined herein.

Conflicts of Interest

A conflict of interest is a situation where our personal loyalties or interests may be at odds with those of SAVYON TRUST GROUP ,INC, its subsidiaries, or its clients or where our position at SAVYON TRUST GROUP ,INC affords us improper personal benefits. When determining whether or not a conflict exists, make sure to consider not only your own activities, but also those of your family members and related parties.

Employees may not act on behalf of SAVYON TRUST GROUP ,INC or its clients in any Securities Transaction or other transfer or receipt of property, services or benefits involving other persons or organizations where such employee may have any financial or a other interest without prior approval from the AFS CCO.

Protecting Confidential Information

Employees may receive information about SAVYON TRUST GROUP ,INC, its Clients and other parties that, for various reasons, should be treated as confidential. Employees have an obligation to safeguard personal client or fellow employee personal information and material non-public information regarding SAVYON TRUST

GROUP ,INC and its Clients. Accordingly, employees may not disclose current portfolio holdings, Fund Transactions, or Securities Transactions proxy vote or corporate action made or contemplated, personal client or fellow employee personal information or any other non-public information to anyone outside of SAVYON TRUST GROUP ,INC, without approval from the AFS CCO or the Ethics Committee. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of the information. Refer to applicable SAVYON TRUST GROUP ,INC and DST policies for additional information.

Insider Trading

The misuse of Material Nonpublic Information, or inside information, constitutes fraud under the securities laws of the United States and many other countries. Anyone aware of Material Nonpublic Information (or inside information) may not trade in, recommend, or in some cases refrain from selling those securities whether directly, through a third party, for a personal account, SAVYON TRUST GROUP ,INC or the account of any SAVYON TRUST GROUP ,INC’ Client.

No employee may cause SAVYON TRUST GROUP ,INC or a Client to take action, or to fail to take action, for personal benefit, rather than to benefit SAVYON TRUST GROUP ,INC or such Client. For example, a person would violate this Code by causing a Client to purchase securities owned by the Access Person for the purpose of supporting or increasing the price of that security or by causing a Client to refrain from selling securities in an attempt to protect a personal investment, such as an option on that security.

As a general rule, we should consider all information we learn about our clients, proprietary products, DST, or other companies in the course of our employment to be material nonpublic information unless it has been fully disclosed to the public.

In addition, employees must not engage in tipping. Tipping occurs when one individual (the tipper) passes Material Nonpublic information to another (the tippee) under circumstances that suggest the tipper was trying to help the tippee make a profit or avoid a loss in exchange for some benefit to the tipper. The benefit does not have to be pecuniary and could result from a family or personal relationship. In this situation, both the tipper and the tippee may be liable, and this liability may extend to everyone to whom the tippee discloses the information.

SAVYON TRUST GROUP ,INC Code of Ethics

Employees may not engage in “front running,” that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of a Fund’s Transactions or planned Transactions.

Trading activity will be monitored by the Administrator of the Code of Ethics for Access and Investment persons as described.

Limitation on Trading DST Stock

In addition to Insider Trading restrictions, some DST stock transactions are prohibited altogether as described below.

DST Stock Transactions that are prohibited by this Policy

Short sales

Employees may never engage in a short sale of DST’s securities. A short sale is a sale of securities the seller does not own or, if owned, is not delivered against the sale within 20 days (a short sale against the box). Short sales of DST’s securities show the seller’s expectation that the securities will decline in value. Therefore, these sales signal to the market that the seller has no confidence in DST or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve DST’s performance. For these reasons, short sales of DST securities are not permitted.

Option trades

Employees may not take part in certain option trades that are more profitable as DST stock declines in value. Employees may not:

• Purchase a put option on DST securities

• Write a call option on DST securities

Hedging transactions

Employees must not enter into hedging transactions, as these transactions may permit the employee to continue to own DST securities without the full risks and rewards of ownership. When that occurs, the employee may no longer have the same objectives as other DST stockholders. For that reason, employees must not enter into prepaid variable forward contracts, equity swaps, collars and exchange funds or other similar hedging or monetization transactions involving DST stock.

Margin accounts and pledges

Holding or pledging DST securities as collateral in margin accounts are not permitted.

Blackout Period

Certain employees may be restricted from buying or selling shares of DST during specified blackout periods or required to pre-clear transactions of DST shares. If either or both restrictions apply, employees will be contacted directly by DST regarding the restrictions and when blackout periods occur.

Excess Trading

While active personal trading may not in and of itself raise issues under applicable laws and regulations, we believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity (as determined by SAVYON TRUST GROUP ,INC based on the facts and circumstances) is strongly discouraged. A pattern of excessive trading may lead to the taking of appropriate corrective or restrictive action under the Code.

SAVYON TRUST GROUP ,INC Code of Ethics

Gifts and Entertainment

Gifts or Entertainment may create an actual or apparent conflict of interest, which could affect (or appear to affect) the recipients’ independent business judgment. Therefore, SAVYON TRUST GROUP ,INC has established reasonable limits and procedures relating to the giving and receiving of Gifts and Entertainment.

All employees are required to follow the standards below regarding the acceptance or giving of gifts and entertainment with respect to all Business Partners. Every circumstance where gifts or entertainment may be given or received may not be listed below however, SAVYON TRUST GROUP ,INC employees are expected to avoid any gifts or entertainment that:

•	Could create an apparent or actual conflict,
•	Is excessive or would reflect unfavorably on SAVYON TRUST GROUP ,INC or its Clients, or
•	Would be inappropriate or disreputable nature.

A Gift is anything of value that is given with the intent to foster a legitimate business relationship. Gifts can include merchandise such as wine, gift baskets, or tickets if the giver does not attend.

Entertainment is a meeting, meal or other activity where both you and the business partner are present and have the opportunity to discuss business or any participant’s employer bears the cost. It does not include events that have been organized by SAVYON TRUST GROUP ,INC directly, such as receptions following an industry gathering or multi-client entertainment. If the Business Partner will not be present for the event it will be considered a gift.

A Business Partner, for the purpose of this Code, includes all current Clients and vendors with which SAVYON TRUST GROUP ,INC Holdings conducts business, any potential clients or vendors with whom SAVYON TRUST GROUP ,INC could engage in business with, any registered broker/dealers, and any firms under contract to do business with SAVYON TRUST GROUP ,INC Holdings or our subsidiaries.

The Value of any Gifts or Entertainment given or received must be the greater of cost or market value. If the cost or market value is not easily determined an employee can estimate the approximate value or request further guidance from the CCO or designee .

All Disclosures of applicable gifts or entertainment must be disclosed via the Gifts Request Form found on SchwabCT.com. Unless otherwise indicated, this should be done on a quarterly basis along with regular quarterly Code requirements. Some Gifts or Entertainment may require prior approval

All Approvals, unless otherwise indicated, must come from the appropriate CCO or designee. Due to the nature of gift-giving and the impromptu nature of some Entertainment, approval for SAVYON TRUST GROUP ,INC employees accepting such items may often be after the fact. However, to the extent feasible, any required approvals should be obtained before accepting Gifts or Entertainment. If a gift request is not approved and returning or rejecting the item would negatively affect the business relationship the gift should be turned over to the appropriate CCO. The gift will then be donated to a charity of the Ethics Committee’s choosing.

Gifts to be Given/Received by SAVYON TRUST GROUP ,INC Employees	Approval/Disclosure Required
Cash or Cash Equivalent	Prohibited from giving or receiving
Gifts received from the same Business Partner which would aggregate less than $100/twelve months	Quarterly disclosure required, no approval required
Gifts received from the same Business Partner which would aggregate equal/more than $100/twelve months	Approval required, Quarterly disclosure required, strictly prohibited for FINRA registered reps
Promotional gifts such as those that bear a logo valued less than $50	Quarterly disclosure not required, approval not required

SAVYON TRUST GROUP ,INC Code of Ethics

Gifts given to or received by a wide group of recipients (e.g. gift basket to a department) that are reasonable in nature	Quarterly disclosure not required, approval not required
Gifts given on behalf of SAVYON TRUST GROUP ,INC Holdings or its subsidiaries (from an SAVYON TRUST GROUP ,INC budget)	Indication of who received the gift must be included via regular expense reports, gifts must be reasonable in nature
Gifts of any value given or received by Investment Persons (as defined in Glossary) to or from a broker/dealer	Must be pre-cleared with their immediate supervisor and the AAI CCO (or designee)

Entertainment provided by and for SAVYON TRUST GROUP ,INC employees	Approval/Disclosure Required

Entertainment provided on behalf of SAVYON TRUST GROUP ,INC or its subsidiaries (from an SAVYON TRUST GROUP ,INC budget) valued at $250 or less per person per event	Indication of who was present must be included via expense reports
Entertainment provided to an SAVYON TRUST GROUP ,INC employee at $250 or less per person per event	Quarterly disclosure required (excluding entertainment of de minimis (small things) value - below approx. $50), no approval required
Entertainment provided on behalf of SAVYON TRUST GROUP ,INC or its subsidiaries (from an SAVYON TRUST GROUP ,INC budget) valued at equal/more than $250 per person per event	Typically not allowed, Approval required, Indication of who was present must be included via expense reports
Entertainment provided to an SAVYON TRUST GROUP ,INC employee at equal/more than $250 per person per event	Typically not allowed, Approval required, Quarterly disclosure required
Attendance and participation at industry sponsored events	No approval required, no disclosure required
Entertainment of any value given or received by Investment Persons (as defined on page 5) to or from a broker/dealer	Must be pre-cleared with their immediate supervisor and the AAI CCO (or designee)

Improper Payments or Rebates

Associates must not offer or receive gratuities, bribes, kickbacks, or improper rebates from public officials, officials of foreign governments, competitors or suppliers.

Pursuant to the Foreign Corruption Practices Act (“FCPA”), employees are prohibited from making or offering to make any payment to or for the benefit of any Foreign Official if the purpose of such payment is to improperly influence or induce that Foreign Official to obtain or retain business for the company (a so-called bribe or kickback). All payments, whether large or small, are prohibited if they are, in essence, bribes or kickbacks, including:

•	cash payments
•	gifts
•	entertainment
•	services
•	amenities

If an employee is unsure about whether he/she are being asked to make an improper payment, he/she should not make the payment. Employees must promptly report to the AFS CCO any request made by a Foreign Official for a payment that would be prohibited under the guidelines set above and any other actions taken to induce such a payment. If you have any questions or need any guidance, please contact the AFS CCO.

SAVYON TRUST GROUP ,INC Code of Ethics

Service on a Board of Directors/Outside Business Activities

All employees are required to comply with the following provisions:

•	Employees are to avoid any business activity, outside employment or professional service that competes with SAVYON TRUST GROUP ,INC or conflicts with the interests of SAVYON TRUST GROUP ,INC or its Clients.
•	An employee is required to obtain the approval from the AFS CCO, or designee, prior to becoming an employee, director, officer, partner, sole proprietor of a “for profit” organization, or otherwise compensated by an entity outside of SAVYON TRUST GROUP ,INC. The request for approval should disclose the name of the organization, the nature of the business, whether any conflicts of interest could reasonably result from the association, whether fees, income or other compensation will be earned and whether there are any relationships between the organization and SAVYON TRUST GROUP ,INC.
•	Employees may not accept any personal fiduciary appointments such as administrator, executor or trustee other than those arising from family or other close personal relationships.
•	Employees may not use SAVYON TRUST GROUP ,INC resources, including computers, software, proprietary information, letterhead and other property in connection with any employment or other activity outside SAVYON TRUST GROUP ,INC.
•	Employees must disclose a conflict of interest or the appearance of a conflict with SAVYON TRUST GROUP ,INC or Clients and discuss how to control the risk.

When completing the quarterly Code requirements, employees may be asked to disclose all outside affiliations. Any director/trustee positions with public companies or companies with the potential to become public are prohibited without prior written approval of the AFS CCO or designee.

Political Contributions

All political activities of employees must be kept separate from employment and expenses may not be charged to SAVYON TRUST GROUP ,INC. Employees may not use SAVYON TRUST GROUP ,INC facilities for political campaign purposes.

All employees who are deemed Covered Associates are required to comply with the provisions under Rule 206(4)-5 of the Advisers Act as well as the Political Contributions Policy within AAI’s Compliance Program. Spouses and household family members of each Covered Associate are also subject to the provisions under Rule 206(4)-5 and this Political Contribution Policy, including pre-approval and reporting requirements.

Covered Associates are prohibited from making political contributions on behalf of AAI or individually in their capacity as a covered associate unless their contribution is within the de minimis (small things) exception. The de minimis (small things) exception permits contributions according to the following guidelines:

•	Up to $350 per candidate per election cycle, to incumbents or candidates for whom they are eligible to vote
•	Up to $150 per candidate per election cycle, to other incumbents or candidates

Covered Associates will be required to obtain a pre-approval for all political contributions, including but not limited to those noted above.

On a quarterly basis, the AAI CCO, or designee, will request a reporting of political contributions during the previous quarter by all Covered Associates. The reporting should include contributions by spouses, household family members and all contributions by other parties (lawyers, affiliated companies, acquaintances, etc.) directed by the Covered Associate. The report should include the individual or election committee receiving the contribution, the office for which the individual is running, the current elected office held, if any, the dollar amount of the contribution or value of the donated item and whether or not the Covered Associate is eligible to vote for the candidate. The Covered Associate report must be completed within 30 days of each quarter end so that if an inadvertent political contribution (of $350.00 or less) has been made to an official for whom the Covered Associate is not entitled to vote, the contributor may be required to request the return of the contribution in order to avoid the two year compensation ban against AAI.

SAVYON TRUST GROUP ,INC Code of Ethics

Personal Securities Transactions – Restrictions & Reporting Requirements

Access Persons

Trading Restrictions

Initial Public Offering (“IPO”) - Access Persons are prohibited from acquiring securities through an allocation by the underwriter of an initial public offering (“IPO”). Exceptions may be made with prior written disclosure to and written approval from the AFS CCO, whereby an Access Person could acquire shares in an IPO of his/her employer.

Limited or Private Offerings - Access Persons are prohibited from purchasing securities in a private offering unless the purchase is approved in writing by the AFS CCO. Private placements include certain co-operative investments in real estate, commingled investment vehicles such as hedge funds, and investments in family owned businesses. Time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

Investment Clubs - Access Persons are prohibited from participating in investment clubs unless such membership is approved in writing by the AFS CCO. An investment club is any group of people who pool their money to make joint or group investments.

Short-Term Trading - Access Persons are prohibited from the purchase and sale or sale and purchase of the same Proprietary Products within a sixty (60) calendar day holding period (SAVYON TRUST GROUP ,INC is the investment Adviser).

Account Restrictions

Managed Accounts – Access Persons are restricted from establishing an external managed account (also referred to as a discretionary account) with any adviser that conducts business with SAVYON ASSET MANAGEMENT ADVISORY ,LLC . See Appendix B for a list of advisers that work with AAI.

Reporting Requirements

Access Persons are subject to the following Initial, Quarterly and Annual Reporting requirements unless specifically exempted by Rule 204A-1 or 17j-1. Access persons are required to disclose any account in which securities transactions can be effected and in which the Access person has a beneficial interest (as further defined on page 6).

All Covered Securities are subject to the reporting requirements of the Code. Covered Securities will include all Securities as well as all Proprietary Products, any equivalents in local non-US jurisdictions, single stock futures, and both the U.S. Securities and Exchange Commission ("SEC"), and Commodity Futures Trading Commission (“CFTC”) regulated futures. For purposes of the Code, Securities shall have the meaning set forth in Section 2(a) (36) of the 1940 Act. This definition of Security includes, but is not limited to:

•	Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificates of interest or participation in any profit-sharing agreement,
•	Any put, call, straddle, option or privilege on any Security or on any group or index of Securities,
•	Any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency,
•	Any exchange-traded vehicle (including, but not limited to, closed-end mutual funds, exchange-traded notes and exchange-traded funds),

SAVYON TRUST GROUP ,INC Code of Ethics

•	Any commodity contracts as defined in Section 2(a) (1) (A) of the Commodity Exchange Act. Including but not limited to futures contracts on equity indices,
•	Any derivative of a Security shall also be considered a Security.

The following securities are exempt from the reporting requirements:

•	Transactions made in an account where the employee, pursuant to a valid legal instrument, has given full investment discretion to an unaffiliated/unrelated third party
•	Direct Obligations of any government of the United States;
•	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
• Investments in dividend reinvestment plans;
• Variable and fixed insurance products;
• Non Proprietary Product open-end mutual funds;
•	Qualified tuition programs pursuant to Section 529 of the Internal Revenue Code; and
•	Accounts that are strictly limited to any of the above transactions.

a.	Initial Holdings Reports for Access Persons

Within ten (10) calendar days of being designated as, or determined to be, an Access Person (which may be upon hire), each such person must provide a statement of all Covered Securities holdings and financial accounts. More specifically, each such person must provide the following information:

•	The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect Beneficial Ownership when the person became an employee;
•	The name of any financial institution with whom the employee maintained an account in which any securities were held for the direct or indirect benefit of the employee as of the date the person became an employee; and
•	The date the report is submitted by the employee.

b.	Duplicate Statements/Electronic Feeds

All new employees and any new account(s) opened by existing employees after April 1, 2015 shall be limited to the financial institutions listed in Appendix A – Broker/Dealers with Electronic Feeds of the Code.

If an account is held with a financial institution that does not supply electronic feeds to SAVYON TRUST GROUP ,INC, new employees who are deemed an Access Person will have 30 calendar days to close or transfer the existing account and are asked to only open an account with a firm listed in Appendix A of the Code.

Existing employees hired prior to April 1, 2015, who are deemed an Access Person, with existing accounts can maintain those accounts and continue satisfying their quarterly reporting requirements in the system as they have in the past. However, existing employees will only be allowed to open any new accounts with financial institutions listed in Appendix A of the Code.

c.	Quarterly Transaction Reports

Each Access Person is required to submit quarterly his/her Quarterly Securities Report within thirty (30) calendar days of each calendar quarter end. If no transactions were executed or if transactions were exempt from reporting, this should be noted on the quarterly report.

Specific information to be provided includes:

SAVYON TRUST GROUP ,INC Code of Ethics

1. With respect to any Securities Transaction* during the quarter in a Covered Security in which any employee had any direct or indirect beneficial ownership:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
•	The nature of the transaction, (i.e., purchase, sale, or other type of acquisition or disposition);
•	The price of the Security at which the transaction was effected;
•	The name of the financial institution with or through which transaction was effected; and
•	The date that the report is submitted by the employee.

*Transactions effected pursuant to an Automatic Investment Plan need not be reported in the Quarterly Securities Report but holdings in Covered Securities are subject to the annual holdings reporting requirement discussed below.

2. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

•	The name of the financial institution with whom the employee established the account;
•	The date the account was established; and
•	The date the report is submitted by the employee.

d.	Annual Holdings Reports

Each Access Person is required to submit annually (i.e., once each and every calendar year) a list of applicable holdings, which is current as of a date no more than forty five (45) calendar days before the report is submitted. In addition, each employee is required to certify annually that he/she has reviewed and understands the provisions of the Code.

Specific information to be provided includes:

•	The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect beneficial ownership;

•	The name of any financial institution with whom the employee maintains an account in which any securities are held for the direct or indirect benefit of the employee; and
•	The date that the report is submitted by the employee.

SAVYON TRUST GROUP ,INC Code of Ethics

Investment Persons

Trading Restrictions

Initial Public Offering (“IPO”) - Investment Persons are prohibited from acquiring securities through an allocation by the underwriter of an initial public offering (“IPO”). Exceptions may be made with prior written disclosure to and written approval from the AFS CCO, whereby an Investment Person could acquire shares in an IPO of his/her employer.

Limited or Private Offerings - Investment Persons are prohibited from purchasing securities in a private offering unless the purchase is approved in writing by the AFS CCO. Private placements include certain co-operative investments in real estate, commingled investment vehicles such as hedge funds, and investments in family owned businesses. Time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

Investment Clubs - Investment Persons are prohibited from participating in investment clubs unless such membership is approved in writing by the AFS CCO. An investment club is any group of people who pool their money to make joint or group investments.

Options - Investment Persons are not prohibited from buying or selling options on Covered Securities, however all other trading restrictions such as limitations on short-term and excess trading and pre-clearance apply to Investment Persons buying, selling or exercising options.

Short-Term Trading - Investment Persons are prohibited from the purchase and sale or sale and purchase of the same Covered Securities within thirty (30) calendar days. In addition, all Proprietary Products are subject to a sixty (60) calendar day holding period (SAVYON TRUST GROUP ,INC is the investment Adviser).

Blackout Period – Blackout periods may be determined and established by the AFS CCO. Any such periods will be communicated to all affected persons as necessary.

Shorting of Securities - Investment Persons are not prohibited from the practice of short selling securities, however all other trading restrictions such as limitations on short-term and excess trading and pre-clearance apply to Investment Persons shorting of securities.

Restricted List - Investment Persons of Red Rocks Capital, LLC (“Red Rocks”) may not purchase or sell any security that Red Rocks holds or is being considered for purchase or sale by the Red Rocks Research Department for any account in which he/she has any beneficial interest. The list of Restricted Securities (the “Restricted List”) includes the Red Rocks Listed Private EquitySM Universe of securities and their subsidiaries.

Account Restrictions

Managed Accounts – Investment Persons are restricted from establishing an external managed account (also referred to as a discretionary account) with any adviser that conducts business with SAVYON ASSET MANAGEMENT ADVISORY ,LLC . See Appendix B for a list of advisers that work with AAI. See Appendix B for a list of advisers that work with AAI.

Pre-Clearance

Unless the investment transaction is exempted from pre-clearance requirements all Investment Persons must request and receive pre-clearance prior to engaging in the purchase or sale of a Covered Security.

SAVYON TRUST GROUP ,INC Code of Ethics

Pre-clearance approval is only good until midnight local time of the day after approval is obtained. “Good-till-Cancelled” orders are not permitted. “Limit” orders must receive pre-clearance every day the order is open.

As there could be many reasons for pre-clearance being granted or denied, Investment Persons should not infer from the pre-clearance response anything regarding the security for which pre-clearance was requested.

Exempted Securities/Transactions

Pre-clearance by Investment Persons is not required for the following transactions:

•	Transactions that meet the de minimis (small things) (small things) exception (defined below);
•	Transactions made in an account where the employee, pursuant to a valid legal instrument, has given full investment discretion to an unaffiliated/unrelated third party;

•	Purchases or sales of direct obligations of the government of the United States or other sovereign government or supra-national agency, high quality short-term debt instruments, bankers acceptances, certificates of deposit (“CDs”), commercial paper, repurchase agreements;
•	Automatic investments in programs where the investment decisions are non-discretionary after the initial selections by the account owner (although the initial selection requires pre-clearance);
• Investments in dividend reinvestment plans;
• Exercised rights, warrants or tender offers;
• General obligation municipal bonds;
•	Transactions in Employee Stock Ownership Programs (“ESOPs”);
•	Securities received via a gift or inheritance; and
•	Non-Proprietary Product open-end mutual funds.

de minimis (small things) Exception

A de minimis (small things) transaction is a personal trade that meets the following conditions: (a) less than $25,000; and (b) is made with no knowledge that a Client Fund have purchased or sold the Covered Security, or the Client Fund or its investment adviser considered purchasing or selling the Covered Security. Notwithstanding the foregoing, transactions that fall under the de minimis (small things) exception should not be so frequent and repetitive in nature that in totality the transactions appear to be improperly avoiding the intent of the de minimis (small things) exception. The AAI CCO may require an Investment Person to pre-clear transactions regardless of if the transaction falls under the de minimis (small things) exception should the AAI CCO deem reasonable and appropriate. Further, transactions effected pursuant to the de minimis (small things) exception remain subject to reporting requirements of the Code.

Serving on a Board of Directors

Investment Personnel may not serve on the board of directors of a publicly traded company without prior written authorization from the Ethics Committee. No such service shall be approved without a finding by the Ethics Committee that the board service would be consistent with the interests of Clients. If board service is authorized by the Ethics Committee, in some instances, it may be required that the Investment Personnel serving as a Director may be isolated from making investment decisions with respect to the company involved through the use of “Chinese Walls” or other procedures.

Reporting Requirements

Investment Persons are subject to the following Initial, Quarterly and Annual Reporting requirements unless specifically exempted by Rule 204A-1 or 17j-1. Investment persons are required to disclose any account in which securities transactions can be effected and in which the Access person has a beneficial interest (as further defined on page 5).

SAVYON TRUST GROUP ,INC Code of Ethics

All Covered Securities are subject to the reporting requirements of the Code. Covered Securities will include all Securities as well as all Client Funds, any equivalents in local non-US jurisdictions, single stock futures, and both the U.S. Securities and Exchange Commission ("SEC"), and Commodity Futures Trading Commission (“CFTC”) regulated futures. For purposes of the Code, Securities shall have the meaning set forth in Section 2(a) (36) of the 1940 Act. This definition of Security includes, but is not limited to:

•	Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificates of interest or participation in any profit-sharing agreement,
•	Any put, call, straddle, option or privilege on any Security or on any group or index of Securities,
•	Any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency,
•	Any exchange-traded vehicle (including, but not limited to, closed-end mutual funds, exchange-traded notes and exchange-traded funds),
•	Any commodity contracts as defined in Section 2(a) (1) (A) of the Commodity Exchange Act. Including but not limited to futures contracts on equity indices,
•	Any derivative of a Security shall also be considered a Security.

The following securities are exempt from the reporting requirements:

•	Transactions made in an account where the employee, pursuant to a valid legal instrument, has given full investment discretion to an unaffiliated/unrelated third party;
•	Direct Obligations of any sovereign government or supra-national agency;
•	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Investments in dividend reinvestment plans;
•	Variable and fixed insurance products;
•	Non Proprietary Product open-end mutual funds;
•	Qualified tuition programs pursuant to Section 529 of the Internal Revenue Code; and
•	Accounts that are strictly limited to any of the above transactions.

a.	Initial Holdings Reports for Investment

Within ten (10) calendar days of being designated as, or determined to be, an Investment Person (which may be upon hire), each such person must provide a statement of all Covered Securities holdings and brokerage accounts. More specifically, each such person must provide the following information:

•	The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect Beneficial Ownership when the person became an employee;

•	The name of any financial institution with whom the employee maintained an account in which any securities were held for the direct or indirect benefit of the employee as of the date the person became an employee; and
•	The date the report is submitted by the employee.

b.	Duplicate Statements/ Electronic Feeds

All new employees and any new account(s) opened by existing employees after April 1, 2015 shall be limited to the financial institutions listed in Appendix A – Broker/Dealers with Electronic Feeds of the Code.

If an account is held with a financial institution that does not supply electronic feeds to SAVYON TRUST GROUP ,INC, new employees who are deemed an Investment Person will have 30 calendar days to close or transfer the existing account and are asked to only open an account with a firm listed in Appendix A of the Code.

SAVYON TRUST GROUP ,INC Code of Ethics

Existing employees hired prior to April 1, 2015, who are deemed an Investment Person, with existing accounts can maintain those accounts and continue satisfying their quarterly reporting requirements in the system as they have in the past. However, existing employees will only be allowed to open any new accounts with financial institutions listed in Appendix A of the Code.

c.	Quarterly Transaction Reports

Each Investment Person is required to submit quarterly his/her Quarterly Securities Report within thirty (30) calendar days of each calendar quarter end. If no transactions were executed or if transactions were exempt from reporting, this should be noted on the quarterly report.

Specific information to be provided includes:

1. With respect to any Securities Transaction* during the quarter in a Covered Security in which any employee had any direct or indirect beneficial ownership:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
•	The nature of the transaction, (i.e., purchase, sale, or other type of acquisition or disposition);

•	The price of the Security at which the transaction was effected;
•	The name of the financial institution with or through which transaction was effected; and
•	The date that the report is submitted by the employee.

*Transactions effected pursuant to an Automatic Investment Plan need not be reported in the Quarterly Securities Report but holdings in Covered Securities are subject to the annual holdings reporting requirement discussed below.

2. With respect to any account established by the employee in which any securities were held during the quarter for the direct or indirect benefit of the employee:

•	The name of the financial institution with whom the employee established the account;
•	The date the account was established; and
•	The date the report is submitted by the employee.

d.	Annual Holdings Reports

Each Investment Person is required to submit annually (i.e., once each and every calendar year) a list of applicable holdings, which is current as of a date no more than forty five (45) calendar days before the report is submitted. In addition, each employee is required to certify annually that he/she has reviewed and understands the provisions of the Code.

Specific information to be provided includes:

•	The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect beneficial ownership;
•	The name of any financial institution with whom the employee maintains an account in which any securities are held for the direct or indirect benefit of the employee; and
•	The date that the report is submitted by the employee.

SAVYON TRUST GROUP ,INC Code of Ethics

Sanctions

Upon discovering a violation of this Code by an employee, family member, or related party sanctions as deemed appropriate may be imposed. Including, but not limited to, the following:

•	A written warning with a copy provided to the employee’s direct report;
•	Monetary fines and/or disgorgement of profits when an employee profits on the trading of a security deemed to be in violation of the Code;
•	Suspension of the employment;
•	Termination of the employment; or
•	Referral to the SEC or other civil regulatory authorities determined by SAVYON TRUST GROUP ,INC.

Violations and proposed sanctions will be documented by the Administrator of the Code of Ethics and will be submitted to the appropriate CCO for review and approval. In some cases, the Code of Ethics Committee may assist in determining the materiality of the violation and appropriate sanctions. Records of all reviews are the responsibility of and will be maintained by the Administrator of the Code of Ethics.

In determining the materiality of the violation, among other considerations, the CCO may review :

•	Indications of fraud, neglect or indifference to Code of Ethics provisions;
•	Evidence of violation of law, policy or guideline;
• Frequency of repeat violations;
•	Level of influence of the violator; and
•	Any mitigating circumstances that may exist.

In assessing the appropriate penalties, other factors considered may include:

•	The extent of harm (actual or potential) to client interests;
•	The extent of personal benefit or profit;
•	Prior record of the violator;
•	The degree to which there is a personal benefit or perceived benefit from unique knowledge obtained through employment with SAVYON TRUST GROUP ,INC;
•	The level of accurate, honest and timely cooperation from the violator; and
•	Any mitigating circumstances that may exist.

Appeals Process

If an employee decides to appeal a sanction, they should contact the Administrator of the Code of Ethics who will refer the issue to the appropriate CCO for their review and consideration. Any appeals submitted by an employee will be kept along with records of the violation and actions taken.

SAVYON TRUST GROUP ,INC Code of Ethics

Compliance and Supervisory Procedures

The AFS CCO, or designee, is responsible for implementing supervisory and compliance review procedures. Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

Prevention of Violations

To prevent violations of the Rules, the AFS CCO or designee should, in addition to enforcing the procedures outlined in the Rules:

1.	Review and update the procedures as necessary, at least once annually, including but not limited to a review of the Code by the AFS CCO, the Ethics Committee and/or counsel;
2.	Answer questions regarding the Code;
3.	Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the procedures;
4.	Identify all Access Persons and Investment Persons, and notify them of their responsibilities and reporting requirements;
5.	With such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

•	Orienting employees who are new to SAVYON TRUST GROUP ,INC and the Rules; and
•	Continually educating employees by distributing applicable materials and offering training to all employees on at least an annual basis.

Detection of Violations

To detect violations of these procedures, the AFS CCO, or designee, should, in addition to enforcing the policies, implement procedures to review holding and transaction reports, forms and statements relative to applicable restrictions, as provided under the Code.

Compliance Procedures

Reports of Potential Deviations or Violations

Upon learning of a potential deviation from or violation of the policies, the AFS CCO shall either present the information at the next regular meeting of the Ethics Committee or conduct a special meeting. The Ethics Committee shall thereafter take such action as it deems appropriate (see Penalty Guidelines).

Annual Reports

The AFS CCO shall prepare a written report to the Ethics Committee and Senior Management at least annually. The written report shall include any certification required by Rule 17j-1. This report shall set forth the following information:

•	Copies of the Code, as revised, including a summary of any changes made since the last report;
•	Identification of any material issues including material violations requiring significant remedial action since the last report;
•	Identification of any immaterial violations as deemed appropriate by the AFS CCO;

SAVYON TRUST GROUP ,INC Code of Ethics

•	Identification of any material conflicts arising since the last report; and
•	Recommendations, if any, regarding changes in existing restrictions or procedures based upon experience under these Rules, evolving industry practices, or developments in applicable laws or regulations.

Records

SAVYON TRUST GROUP ,INC shall maintain the following records:

•	A copy of this Code and any amendment thereof which is or at any time within the past five years has been in effect;
•	A record of any violation of this Code, or any amendment thereof, and any action taken as a result of such violation;
•	Files for personal securities account statements, all reports and other forms submitted by employees pursuant to these Rules and any other pertinent information;

•	A list of all persons who are, or have been, required to submit reports pursuant to this Code;
•	A list of persons who are, or within the last five years have been responsible for, reviewing transaction and holdings reports; and
•	A copy of each report produced pursuant to this Code.

Inspection

The records and reports maintained by SAVYON TRUST GROUP ,INC pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

Confidentiality

All procedures, reports and records monitored, prepared or maintained pursuant to this Code shall be considered confidential and proprietary to SAVYON TRUST GROUP ,INC and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than to members of the Ethics Committee or as requested.

The Ethics Committee

The purpose of this section is to describe the Ethics Committee. The Ethics Committee was created to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered.

Membership of the Ethics Committee

The Committee consists of the Chief Compliance Officer(s) of SAVYON TRUST GROUP ,INC Portfolio Solutions Distributor, Inc., SAVYON TRUST GROUP ,INC Distributors, Inc., SAVYON ASSET MANAGEMENT ADVISORY ,LLC ., and SAVYON TRUST GROUP ,INC Fund Services, Inc., the Human Resources Director of SAVYON TRUST GROUP ,INC Fund Services, Inc., the President(s) of SAVYON TRUST GROUP ,INC Fund Services, Inc., SAVYON ASSET MANAGEMENT ADVISORY ,LLC ., SAVYON TRUST GROUP ,INC Portfolio Solutions Distributor, Inc. and SAVYON TRUST GROUP ,INC Distributors, Inc., the Chief Operating Officer of SAVYON TRUST GROUP ,INC Fund Services, Inc., and SAVYON TRUST GROUP ,INC General Counsel.

 The AFS CCO currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time-to-time and the Committee may seek input of other employees concerning matters related to this Code as they deem appropriate.

SAVYON TRUST GROUP ,INC Code of Ethics

Committee Meetings

The Committee shall meet approximately every six months, or as often as necessary, to review operation of this Code and to consider technical deviations from operational procedures, inadvertent oversights or any other potential violation of the Rules. Deviations alternatively may be addressed by including them in the employee’s personnel records maintained by SAVYON TRUST GROUP ,INC. Committee meetings are primarily intended for consideration of the general operation of the compliance procedures as well as for substantive or serious departures from the standards and procedures in the Rules.

Other persons may attend a Committee meeting, at the discretion of the Committee, as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee. It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the AFS CCO with respect to the particular employee whose conduct has been the subject of the meeting.

If a Committee member has committed, or is the subject of, a violation, he or she shall not be considered a voting member of the Committee or be involved in the review or decisions of the Committee with respect to his or her activities, or sanctions.

Special Discretion

The Committee shall have the authority by unanimous action to exempt any person or class of persons or transaction or class of transactions from all or a portion of the Rules provided that:

•	The Committee determines, on advice of counsel, that the particular application of all or a portion of the Code is not legally required;
•	The Committee determines that the likelihood of any abuse of the Code by such exempted person(s) or as a result of such exempted transaction is remote;
•	The terms or conditions upon which any such exemption is granted is evidenced in writing; and
•	The exempted person(s) agrees to execute and deliver to the AFS CCO, at least annually, a signed Acknowledgment Form, which Acknowledgment shall, by operation of this provision, describe such exemptions and the terms and conditions upon which it was granted.

The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary, as outlined in the Sanctions Guidelines.

 Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).

SAVYON TRUST GROUP ,INC Code of Ethics

Appendix A – Broker/Dealers with Electronic Feeds (updated , 2017)

•	Charles Schwab

•	Edward Jones

•	E-Trade

•	Fidelity

•	Interactive Brokers

•	Merrill Lynch

•	Morgan Stanley

•	OptionsXpress

•	RBC Capital Markets

•	Scottrade

•	TD Ameritrade

•	UBS

•	Vanguard

•	Wells Fargo

SAVYON TRUST GROUP ,INC Code of Ethics

Appendix B – Sub-Advisers to SAVYON ASSET MANAGEMENT ADVISORY ,LLC . (Updated March 31, 2017)

SAVYON TRUST GROUP ,INC Code of Ethics

Appendix C – Glossary of Defined Terms*

Access Person - Any Director, Trustee, Officer, Partner, Investment Person, or Employee of SAVYON TRUST GROUP ,INC Holdings Inc., who:

•	has access to non-public information regarding any Clients’ Transactions, or non-public information regarding the portfolio holdings of any fund(s) of a Client or any SAVYON TRUST GROUP ,INC fund(s) or fund(s) of a subsidiary;
•	is involved in making Securities Transactions recommendations to Clients, or has access to such recommendations that are non-public;
•	in connection with his or her regular functions or duties, makes, participates in or obtains information regarding a Fund’s Transactions or whose functions relate to the making of any recommendations with respect to a Fund’s Transactions;
•	obtains information regarding a Fund’s Transactions or whose functions relate to the making of any recommendations with respect to a Fund’s Transactions; or
•	any other person designated by the AFS CCO or the Ethics Committee has having access to non-public information.

Account - Any accounts in which Securities (as defined below) transactions can be effected including:

•	any accounts held by any employee;
•	accounts of the employee’s immediate family members (any relative by blood or marriage) living in the employee’s household or is financially dependent;
•	accounts held by any other related individual over whose account the employee has discretionary control;
•	any other account where the employee has discretionary control and materially contributes; and

•	any account in which the employee has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

Administrator of the Code of Ethics – Designee(s) by the Chief Compliance Officer tasked with assisting in the oversight of SAVYON TRUST GROUP ,INC’ Code of Ethics and all applicable restrictions and requirements.

Automatic Investment Plan - A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined scheduled and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Ownership - For purposes of the Code, “Beneficial Ownership” shall be interpreted in the same manner as it would be in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Exchange Act") in determining whether a person is subject to the provisions of Section 16 under the Exchange Act and the rules and regulations there under. Generally speaking, beneficial ownership encompasses those situations where the beneficial owner has the right to enjoy some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner. This would include, but is not limited to:

•	securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly;
•	securities held in the name of a member of his or her immediate family sharing the same household;
•	securities held by a trustee, executor, administrator, custodian or broker;
•	securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;
•	securities held by a corporation which can be regarded as a personal holding company of a person; and

SAVYON TRUST GROUP ,INC Code of Ethics

•	securities recently purchased by a person and awaiting transfer into his or her name.

Chief Compliance Officer (“CCO”) - The CCO referred to herein as the AFS CCO is Cory Gossard, so designated by SAVYON TRUST GROUP ,INC Fund Services, Inc. The CCO referred to herein as the AAI CCO is Erin Nelson, so designated by SAVYON ASSET MANAGEMENT ADVISORY ,LLC .

Covered Associate – Any employee that is required to comply with the provisions under Rule 206(4)-5 of the Advisers Act as well as the Political Contributions Policy within SAVYON ASSET MANAGEMENT ADVISORY ,LLC .’s Compliance Program. A person is generally considered to be a covered associate for these purposes:

•	if he or she is a President, managing director, VP in charge of a business unit and any other employee who performs a policy-making function of SAVYON ASSET MANAGEMENT ADVISORY ,LLC . (“AAI”);
•	if he or she is an employee who solicits a government entity for AAI and such employee’s direct or indirect supervisor;
•	a political action committee controlled by AAI or by any of AAI’s covered associates; or
•	any other AAI employee so designated by the CCO of AAI. (“AAI CCO”).

Covered Securities – For purposes of the Code, “Covered Securities” will include all Securities (as defined below) as well as all Proprietary Products (as defined below) or any equivalents in non-US jurisdictions, single stock futures or swap, security based swap and security futures products regulated by both the U.S. Securities and Exchange Commission ("SEC") and Commodity Futures Trading Commission (“CFTC”).

Employee – All employees of SAVYON TRUST GROUP ,INC Holdings, Inc. and its subsidiaries, including directors, officers, partners of AAI (or other persons occupying similar status), any temporary worker, contractor, or independent contractor if so designated by the AFS CCO or the Ethics Committee.

Financial Institution – Any broker, dealer, trust company, registered or unregistered pooled investment or trading account, record keeper, bank, transfer agent or other financial firm holding and/or allowing securities transactions in Covered Securities.

Foreign Official – the term “Foreign Official” includes:

• government officials;
• political party leaders;
• candidates for office;
• employees of state-owned enterprises (such as state-owned banks or pension plans); and
• relatives or agents of a Foreign Official if a payment is made to such relative or agent of a Foreign Official with the knowledge or intent that it ultimately would benefit the Foreign Official.

Fund Transactions – For purposes of the Code, “Fund Transactions” refers to any transactions of a fund itself. It does not include “Securities Transactions” of an employee (Securities Transactions are defined below).

Investment Persons – “Investment Person” shall mean any Access Person (within SAVYON TRUST GROUP ,INC) who makes investment decisions for AAI or Clients, who provides investment related information or advice to portfolio managers, or helps to execute and/or implement a portfolio manager’s decisions. This typically includes for example, portfolio managers, portfolio assistants, traders, and securities analysts.

SAVYON TRUST GROUP ,INC Code of Ethics

Material Nonpublic Non-public Information – Any information that has not been publicly disseminated, or that was obtained legitimately while acting in a role of trust or confidence of an issuer or that was obtained wrongfully from an issuer or such person acting in a role of trust or confidence that a reasonable investor would consider important in making a decision to buy, hold or sell a company’s securities. Regardless of whether it is positive or negative, historical or forward looking, any information that a reasonable investor could expect to affect a company’s stock price. Material Nonpublic Non-public Information could include -

•	projections of future earnings or losses;
•	news of a possible merger, acquisition or tender offer;
•	significant new products or services or delays in new product or service introduction or development;
•	plans to raise additional capital through stock sales or otherwise;
•	the gain or loss of a significant customer, partner or supplier;
•	discoveries, or grants or allowances or disallowances of patents;
•	changes in management;
•	news of a significant sale of assets;
•	impending bankruptcy or financial liquidity problems; or
•	changes in dividend policies or the declaration of a stock split

Portfolio Securities – Securities held by accounts (whether registered or private) managed or serviced by SAVYON TRUST GROUP ,INC.

Proprietary Products – any funds (open-end, closed-end, Exchange-Traded Funds, Unit Investment Trusts) where SAVYON TRUST GROUP ,INC is the investment adviser. A list will be made available to employees on a quarterly basis.

Registered Representative – The term “Registered Representative” as used within this Code, refers to an employee who holds a securities license, and is actively registered, with FINRA.

Restricted Accounts – Employees are restricted from establishing external managed accounts (also referred to as a discretionary account) with any adviser that conducts business with SAVYON ASSET MANAGEMENT ADVISORY ,LLC . A managed account is defined as an investment account that is owned by an individual investor but is managed by a hired professional money manager. Investment in a hedge fund is not deemed to be managed account. See Appendix B for a list of advisers that work with AAI.

Securities – For purposes of the Code, “Security” shall have the meaning set forth in Section 2(a) (36) of the 1940 Act. This definition of “Security” includes, but is not limited to: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificates of interest or participation in any profit-sharing agreement, any put, call, straddle, option or privilege on any Security or on any group or index of Securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, any exchange-traded vehicle (including, but not limited to, closed-end mutual funds, exchange-traded notes and exchange-traded funds). Further, for the purpose of the Code, “Security” shall include any commodity contracts as defined in Section 2(a) (1) (A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices. For purposes of the Code, any derivative of a “Security” shall also be considered a Security.

“Security” shall not include direct obligations of the government of the United States or any other sovereign country or supra-national agency, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, variable and fixed insurance products.

SAVYON TRUST GROUP ,INC Code of Ethics

Securities Transactions – The term “Securities Transactions” as used within this Code typically refers to the purchase and/or sale of Securities, (as defined herein), by an employee. Securities Transactions shall include any gift of Covered Securities that is given or received by the employee, including any inheritance received that includes Covered Securities.